Exhibit 10.33
NON-COMPETITION AGREEMENT
     This NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of [___], 2010, by and among P1 Sub, LLC, a North Carolina limited liability company (“Primo US”), P2 Sub, LLC, a North Carolina limited liability company (“Primo Canada”, and together with Primo US, the "Buyers”), Primo Water Corporation, a Delaware corporation (“Primo Parent”, and together with the Buyers, the “Primo Parties”), Culligan Store Solutions, LLC, a Minnesota limited liability company (“Culligan US”), Culligan of Canada, Ltd., a corporation governed by the Canada Business Corporations Act (“Culligan Canada”, and together with Culligan US, the “Sellers”), and Culligan International Company, a Delaware corporation (“Culligan Parent”, and together with the Sellers, the “Culligan Parties”).
Statement of Purpose
     Concurrently with the execution and delivery of this Agreement, the Buyers are acquiring substantially all of the assets of the Business as conducted by the Sellers pursuant to an Asset Purchase Agreement dated as of June 1, 2010 (the “Purchase Agreement”) among Primo Parent, the Buyers and the Culligan Parties. Culligan Parent is an equityholder of each Seller and has occupied a position of trust and confidence with the Sellers. The Purchase Agreement requires that this Agreement be executed and delivered by the Culligan Parties as a condition to the closing of such acquisition.
     In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Definitions. As used in this Agreement, the following terms have the meanings given to such terms below. Other capitalized terms not expressly defined in this Agreement will have the meanings ascribed to them in the Purchase Agreement.
     (a) “Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. The term “control” means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, by contract or otherwise.
     (b) “CD&R Non-Culligan Affiliates” means Clayton, Dubilier & Rice, LLC, investment funds managed by Clayton, Dubilier & Rice, LLC, and any of their respective Affiliates other than Culligan Ltd. and its controlled Affiliates.
     (c) “Culligan Affiliate” means an Affiliate of any Culligan Party other than (i) the Primo Parties, (ii) the CD&R Non-Culligan Affiliates.
     (d) “Business” means the business currently conducted by the Sellers in the United States and Canada of (a) operating self-service vended water machines that dispense drinking water to end users and are located at retail stores, (b) providing treated water for use within retail stores on the basis of the amount of water used and (c) providing retail stores with empty bottles which may be purchased by the end user for use in dispensing water. For the avoidance of doubt, the Business does not include the sale of water treatment and filtration equipment or the provision of related services such as salt delivery to retail stores.

     (e) “Cause” means (a) with respect to Hired Active Employees who have entered into an employment agreement with a Primo Party and the term of such employment agreement has not expired, the definition of “Cause” as set forth in such employment agreement and (b) with respect to all other Hired Active Employees, (i) the willful or negligent engaging by Employee in misconduct materially and demonstrably injurious to any Primo Party, (ii) such Hired Active Employee’s material breach of any agreement between such Hired Active Employee and any Primo Party; provided, that with respect to any breach that is curable by such Hired Active Employee, as determined by the board of directors (or other governing body) of such Primo Party in good faith, the Primo Party has provided such Hired Active Employee written notice of the material breach and such Hired Active Employee has not cured such breach, as determined by the board of directors (or other governing body) of such Primo Party in good faith, within fifteen (15) days following the date the Primo Party provides such notice (iii) such Hired Active Employee’s fraud, embezzlement or misappropriation with respect to any Primo Party, (iv) such Hired Active Employee’s incompetence in the performance of his or her duties, (v) such Hired Active Employee’s breach of fiduciary duties to any Primo Party, (vi) such Hired Active Employee’s failure to follow any specific lawful instructions of the board of directors (or other governing body) or any officer of such Primo Party or any manager or supervisor of such Hired Active Employee, (vii) such Hired Active Employee’s indictment, conviction or plea of nolo contendere in respect of a misdemeanor involving moral turpitude or of a felony, or (viii) alcohol or substance abuse by such Hired Active Employee.
     (f) “Customer” means any Person who is or was a customer or client of the Business on the date of this Agreement or during the 12-month period prior to such date.
     (g) “Employment Termination Date” means the later of (i) the last date of a Hired Active Employee’s employment with any Primo Party, or (ii) the date of the last payment of any severance amounts paid by any Primo Party to such Hired Active Employee.
     (h) “Person” means any individual, corporation, limited liability company, partnership, company, sole proprietorship, joint venture, trust, estate, association, organization, labor union, governmental body or other entity.
     (i) “Products” means vended water machines used to dispense water to consumers, including all components of such vended water machines which are exclusively used in such vended water machines.
     (j) “Services” means the maintenance, installation, servicing and refurbishment of vended water machines.
     (k) “Representative” of a Person means (i) an equityholder (direct or indirect), director, officer, member, manager, partner, joint venturer, owner, employee, agent, representative, independent contractor, consultant, advisor, licensor or licensee of, for, to or with such Person, (ii) an investor in such Person or a lender (irrespective of whether interest is charged) to such Person, or (iii) any Person acting for, on behalf of or together with such Person.
     (l) “Restricted Period” means the period commencing on the date of this Agreement and ending on the fifth anniversary of such date.
     (m) “Territory” means (i) within a 5-mile radius of any Customer, (ii) any City, County, State or Province in which any Seller does or did conduct the Business on the date of this Agreement or during the 12 month period prior to such date, (iii) the United States of America and (iv) Canada.

2. Non-Competition and Non-Solicitation. Each Culligan Party hereby agrees that, except as reasonably necessary in order to perform its obligations to any Primo Party under any Transaction Document or as otherwise approved in writing by the Buyers, during the Restricted Period, neither such Culligan Party nor any Culligan Affiliate will, directly or indirectly:
     (a) market, sell or provide Products or Services in the Territory;
     (b) solicit any Customer for purposes of marketing, selling or providing Products or Services to such Customer in the Territory;
     (c) accept as a customer any Customer for purposes of marketing, selling or providing Products or Services to such Customer in the Territory;
     (d) induce or attempt to induce any Hired Active Employee to terminate such employee’s employment with any Primo Party;
     (e) employ or engage as an independent contractor any Hired Active Employee until one year after such Hired Active Employee’s Employment Termination Date; provided, however, that, the restriction in this Section 2(e) shall not apply with respect to a Hired Active Employee if such Hired Active Employee is terminated by any Primo Party without Cause;
     (f) interfere with the business relationship between a Customer, Hired Active Employee or supplier and any Buyer;
     (g) provide any Products or Services to any Person for use by any Person to engage in the Business in the Territory; or
     (h) be or become a Representative of any Person who engages in any of the foregoing activities;
provided, however, that the foregoing clauses (a) — (h) will not (i) restrict the ability of the Culligan Parties or the Culligan Affiliates to purchase or otherwise acquire (A) up to one percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities have been registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (B) securities of Primo Parent, or (ii) restrict the ability of the Culligan Parties or the Culligan Affiliates to continue to issue franchise agreements that authorize the lines of business described in Schedule A.
To the extent that a third-party successor to any Culligan Party or any Culligan Affiliate or any direct or indirect acquirer of a material portion of the business, assets or equity of any Culligan Party or any Culligan Affiliate is engaged in the Business at the time of such acquisition, neither such third party nor any controlled Affiliates of such third party shall be deemed to be Affiliates of any Culligan Party by reason of such succession or acquisition and shall not be bound by the foregoing clauses (a) — (h); provided, however, that such third party and any controlled Affiliates of such third party shall not use the Culligan name or any variation thereof in connection with the Business during the Restricted Period.
3. Reasonableness of Restrictions. The Seller agrees that the covenants in this Agreement are reasonable given the real and potential competition encountered (and reasonably expected to be encountered) by the Primo Parties and the substantial knowledge and goodwill the Culligan Parties have acquired with respect to the Business. Notwithstanding the foregoing, in the event that any provision of this Agreement is determined by a court to be invalid or unenforceable, such court may, and is hereby authorized to, reduce or limit the terms of such provision to allow it to be enforced.
4. Remedies. If any Culligan Party breaches the covenants set forth in Section 2 of this Agreement, the Primo Parties will be entitled to any one or more of the following remedies:
     (a) Damages from any Culligan Party;
     (b) In addition to its right to damages and any other rights it may have at law, in equity, by contract or otherwise, to obtain from a court of competent jurisdiction preliminary and permanent injunctive relief, and expedited discovery for the purpose of seeking relief, in order to prevent or to restrain any such breach (and each Culligan Party agrees to waive any requirement for the securing or posting of any bond in connection with such remedies), it being agreed that the Primo Parties will suffer irreparable harm in the event of such breach and that monetary damages will be inadequate to compensate the Primo Parties for such breach. The Primo Parties will be entitled to recover their costs incurred in connection with enforcing this Agreement, including reasonable attorneys’ fees and expenses.
Any act by a Culligan Affiliate that would be a breach of this Agreement if such act was performed by a Culligan Party shall be deemed a breach of this Agreement by such Culligan Party.
5. Miscellaneous.
     (a) Entire Agreement. This Agreement, the Purchase Agreement and the other agreements executed in connection therewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements (whether written or oral and whether express or implied) between the parties to the extent related to such subject matter.
     (b) Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer any of such Party’s rights, interests or obligations in this Agreement without the prior written approval of the other Parties hereto; provided, that the Primo Parties may assign any or all of their rights or interests, or delegate any or all of their obligations, in this Agreement (a) to any successor to any Primo Party or any acquirer of a material portion of the business or assets of any Primo Party, (b) to one or more of any Primo Party’s Affiliates or (c) to any lender to the Primo Parties or their Affiliates as security for obligations to such lender; and, provided further, that no such assignment shall relieve the assignor of any of its obligations under this Agreement.
     (c) Counterparts. This Agreement may be executed by the Parties in multiple counterparts and shall be effective as of the date set forth above when each Party shall have executed and delivered a counterpart hereof, whether or not the same counterpart is executed and delivered by each Party. When so executed and delivered, each such counterpart shall be deemed an original and all such counterparts shall be deemed one and the same document. Transmission of images of signed signature pages by facsimile, e-mail or other electronic means shall have the same effect as the delivery of manually signed documents in person.
     (d) Notices. Any notice pursuant to this Agreement shall be given in accordance with Section 11.7 of the Purchase Agreement.
     (e) Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless the amendment is in writing and signed by the Buyers, Culligan Parent and the Sellers. No waiver of any provision of this Agreement will be valid unless the waiver is in writing and signed by the waiving party. The failure of a party at any time to require performance of any provision of this Agreement will not affect such party’s rights at a later time to enforce such provision. No waiver by a party of any breach of this Agreement will be deemed to extend to any other breach hereunder or affect in any way any rights arising by virtue of any other breach.
     (f) Severability. Each provision of this Agreement is severable from every other provision of this Agreement. Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or in any other jurisdiction. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
     (g) Construction. The section headings in this Agreement are inserted for convenience only and are not intended to affect the interpretation of this Agreement. Any reference in this Agreement to any Section refers to the corresponding Section of this Agreement. The word "including” in this Agreement means "including without limitation.” This Agreement will be construed as if drafted jointly by the Primo Parties and the Culligan Parties and no presumption or burden of proof will arise favoring or disfavoring any Primo Party or any Culligan Party by virtue of the authorship of any provision in this Agreement. All words in this Agreement will be construed to be of such gender or number as the circumstances require.
     (h) Remedies Cumulative. The rights and remedies of the parties under this Agreement are cumulative (not alternative) and in addition to all other rights and remedies available to such parties at law, in equity, by contract or otherwise. Nothing in this Agreement shall limit any Culligan Party’s obligations or the rights or remedies of any Primo Party under the Purchase Agreement or the other agreements executed pursuant thereto, and nothing in the Purchase Agreement or the other agreements executed pursuant thereto will limit any Culligan Party’s obligations or the rights or remedies of the Primo Parties under this Agreement. No breach by any Primo Party or any other party of any provision of the Purchase Agreement or any other agreement will limit or otherwise affect any right or remedy of the any Primo Party under this Agreement.
     (i) Obligations Absolute. Each Culligan Party’s obligations under this Agreement are absolute and will not be terminated or otherwise limited by virtue of any breach or failure to perform by any Primo Party or any other party under the Purchase Agreement or any other agreement.
     (j) Governing Law. This Agreement will be governed by the laws of the State of Illinois without giving effect to any choice or conflict of law principles of any jurisdiction.
     (k) Jurisdiction; Venue. Each party (i) consents to the personal jurisdiction of any state or federal court located in Chicago, Illinois (and any corresponding appellate court) in any proceeding arising out of or relating to this Agreement, (ii) waives any venue or inconvenient forum defense to any proceeding maintained in such courts and (iii) except as otherwise provided in this Agreement, agrees not to initiate any proceeding arising out of or relating to this Agreement in any other court. Process in any such proceeding may be served on either party anywhere in the world.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

P1 SUB, LLC
By:
Name:
Title:

P2 SUB, LLC
By:
Name:
Title:

PRIMO WATER CORPORATION
By:
Name:
Title:

CULLIGAN STORE SOLUTIONS, LLC
By:
Name:
Title:

CULLIGAN OF CANADA, LTD.
By:
Name:
Title:

CULLIGAN INTERNATIONAL COMPANY
By:
Name:
Title:

SCHEDULE A
AUTHORIZED LINES OF BUSINESS
AUTHORIZED PRODUCTS & SERVICES:
Water treatment, conditioning, vending and filtration equipment and services and related products (such as salt and filters), installation, warranty services, maintenance and repairs, and deionized water provided on a periodic basis (after regeneration by third parties approved by Culligan to perform Deionized Water Regeneration through deionization demineralization or dealkalization by cation or anion exchange resins) together with any supplementary filters or other system elements, excluding (a) any such equipment, products or services provided to Household Customers and (b) any Industrial Products and Services provided to Industrial Customers.
AUTHORIZED CUSTOMERS
All end users at their business establishments, except Public Water Systems as defined in the Federal Safe Drinking Water Act, and except as related in any way to hemodialysis applications. In addition, vended water may be offered to end users from the Approved Locations (as such term is defined in the applicable franchise agreement between Culligan Parent and the franchisee) and from other business establishments.
TERRITORIAL RESTRICTION
No territorial restriction but no Approved Location outside territory.
DEFINITIONS
“Deionized Water Regeneration” means the use of a deionized plant system designed to use a process to remove ionized minerals and salt, both organic and inorganic (deionization by ionized exchange) from resin.
“Household Customers” means all end users for use within their residences and homebuilders for installation within a residence, except as related in any way to hemodialysis applications.
“Industrial Products and Services” means water treatment systems and services provided to Industrial Customers for installation in facilities involved in the manufacture of raw materials into finished goods and facilities employing processes to manufacture intermediate and/or finished goods (e.g. automobiles, automobile parts, textiles, electronics, pharmaceuticals, power, pulp, plating foundries, metal working, beverage, chemicals or rubber), including, in the case of sales of water treatment systems, sales and servicing of boiler and cooling tower chemical treatment equipment.
“Industrial Customers” means all end users at their business establishments selling products or services to wholesale accounts or through distributors, but not (a) to the general public, (b) to Public Water Systems, as defined in the Federal Safe Drinking Water Act, and (c) related in any way to hemodialysis applications.